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                                                                     EXHIBIT 3.5


                                                                          PAGE 1
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


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        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERACTIVE TELESIS INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 1996, AT 2:07 O'CLOCK P.M.


                                    [SEAL]


                                        /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State
                       [SEAL]
2665616 8100                            AUTHENTICATION:     8138173
960292695                                         DATE:     10-08-96

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            INTERACTIVE TELESIS INC.

      Interactive Telesis Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

               1. The Certificate of Incorporation of the Corporation is hereby amended by striking the second sentence of Article FOURTH in its entirety and replacing it with the following:

               The total number of shares of capital stock which the corporation shall have the authority to issue is 50,000,000 shares of common stock, $0.001 par value.

               2. The foregoing amendment reflects a reverse split of the Corporation's authorized common stock such that each seven (7) of the previously authorized 100,000,000 shares of $.01 par value common stock shall be consolidated into one (1) share of common stock having a par value of $.001, with payment in cash to the registered holders of all resulting fractional issued shares of the fair value of the shares as of October 7, 1996. Immediately after such consolidation, the number of authorized shares of the Corporation's $.001 par value common stock shall be increased by 35,714,286 to 50,000,000.

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           3. The foregoing amendment and the recapitalization were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation.

        IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Donald E. Cameron, its president, this 4th day of October, 1996.



[Corporate Seal]                             INTERACTIVE TELESIS INC.



                                             By:      /s/ DONALD E. CAMERON
                                                  ------------------------------
                                                        Donald E. Cameron,
                                                            President



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